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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2001

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File Number)	94-3038428 (IRS Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

    On March 23, 2001, we completed the acquisition of Shomiti Systems, Inc. through the merger of Shomiti with and into Silver Acquisition Corp., a wholly-owned subsidiary formed by us for the purpose of effecting the merger. Shomiti is a technology leader in designing products that measure the performance of Ethernet networks in order to enhance their quality of service. Shomiti's products are currently being deployed for measuring and monitoring 10-100 megabit and Gigabit Ethernet and local area networks and e-commerce storage server farms.

    Pursuant to the merger, we will issue up to an aggregate of approximately 1,259,017 shares of our Series A Preferred Stock. These shares are being issued: (i) in exchange for all of the capital stock of Shomiti outstanding immediately prior to the merger and (ii) upon exercise of all options and warrants to purchase Shomiti capital stock outstanding immediately prior to the merger. Each share of Finisar preferred stock to be received by the Shomiti shareholders in the transaction will automatically convert into three shares of Finisar common stock immediately upon the filing of a certificate of amendment to Finisar's certificate of incorporation with the Secretary of State of Delaware to increase the authorized number of shares of Finisar common stock sufficient to create a reserve of Finisar common stock to allow for such 3-for-1 conversion.

    At the closing of the merger, certificates representing 125,902 shares of the Finisar Series A Preferred Stock issued in the merger were placed into an escrow with U.S. Bank Trust, National Association for the purpose of securing the indemnification obligations of the Shomiti shareholders under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    The acquisition of Shomiti was structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the "purchase" method of accounting.

    The preceding discussion of the significant terms and provisions of the Amended and Restated Agreement and Plan of Reorganization among Finisar, Silver Acquisition Corp. and Shomiti is qualified by reference to the agreement attached as Exhibit 2.3 to this report.

Item 7. Financial Statements and Exhibits.

  (a) Financial statements of businesses acquired.

  Not required. The acquisition's purchase price exceeded 10% of Finisar and Finisar's consolidated subsidiaries, but did not involve a business (pursuant to Section 210.11-01(d) of Regulation S-X) which is significant (pursuant to Section 210.11-01(b) of Regulation S-X).

  (b) Pro forma financial information.

  Not required. The acquisition's purchase price exceeded 10% of Finisar and Finisar's consolidated subsidiaries, but did not involve a business (pursuant to Section 210.11-01(d) of Regulation S-X) which is significant (pursuant to Section 210.11-01(b) of Regulation S-X).

  (c) Exhibits.

Exhibit No.	Description
2.3	Amended and Restated Agreement and Plan of Reorganization dated as of February 7, 2001 by and among Finisar Corporation, a Delaware corporation, Silver Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Finisar, and Shomiti Systems, Inc., a California corporation. Schedules and similar attachments to this Exhibit have not been filed; Finisar will furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION
Date: March 30, 2001	By:	/s/ STEPHEN WORKMAN Stephen K. Workman Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.3	Amended and Restated Agreement and Plan of Reorganization dated as of February 7, 2001 by and among Finisar Corporation, a Delaware corporation, Silver Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Finisar, and Shomiti Systems, Inc., a California corporation. Schedules and similar attachments to this Exhibit have not been filed; Finisar will furnish supplementally a copy of any omitted schedule to the Commission upon request.

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SIGNATURES
EXHIBIT INDEX